Exhibit 99.4

FORM OF LETTER TO SHAREHOLDERS OF
EKSO BIONICS HOLDINGS, INC.
Subscription Rights to Purchase Common Shares

Offered Pursuant to Subscription Rights
 Distributed to Shareholders and Certain Warrant Holders of Ekso Bionics Holdings, Inc.

August 14, 2017

To Our Clients:
This letter is being distributed to our clients who are holders of Ekso Bionics Holdings, Inc. (the "Company") common stock, par value $0.001 per share ("Common Shares") and certain of the Company's warrants ("Warrants") as of 5:00 p.m., Eastern Daylight Time, on August 10, 2017 (the "Record Date"), in connection with  a distribution in a rights offering (the "Rights Offering") by the Company of non-transferable subscription rights (the "Rights") to subscribe for and purchase Common Shares of the Company. The Rights and underlying Common Shares are described in the prospectus supplement dated August 14, 2017 (the "Prospectus Supplement"), a copy of which accompanies this letter.
The Company is offering an aggregate of up to 34,000,000 Common Shares in the Rights Offering, as described in the Prospectus Supplement, at a subscription price of $1.00 per share (the "Subscription Price").
The Rights will expire and cease to have any value if not exercised prior to 5:00 p.m., Eastern Daylight Time, on August 31, 2017 (the "Expiration Date"), unless the Rights Offering is extended.
As described in the accompanying Prospectus Supplement, each beneficial owner of Common Shares registered in your name or the name of your nominee is entitled to one Right for each Common Share owned by such beneficial owner at 5:00 p.m., Eastern Daylight Time, on the Record Date, and holders of Warrants are entitled to one Right for each Common Share issuable on exercise of the Warrants. The Rights of each Recordholder will be evidenced by a non-transferable subscription rights certificate (a "Rights Certificate") registered in the Recordholder's name or its nominee. Each Right will allow the holder thereof to subscribe for 1.1608 Common Shares at the Subscription Price (the "Basic Subscription Right"). For example, if a Recordholder owned 100 Common Shares as of 5:00 p.m., Eastern Daylight Time, on the Record Date, the Recordholder would receive 100 Rights and would have the right to purchase 116 Common Shares (116.08 rounded down to the nearest whole number) at the Subscription Price (for a total payment of $116.00). If a Recordholder exercises its Basic Subscription Right in full, subject to the allocation described below, the Recordholder will be entitled to an oversubscription right to purchase additional Common Shares that have not been purchased by other holders pursuant to their Basic Subscription Rights or by the Committed Investor (as defined in the Prospectus Supplement) pursuant to the Purchase Commitment (as defined in the Prospectus Supplement), at the Subscription Price (the "Oversubscription Right").

If an insufficient number of shares are available to fully satisfy all Oversubscription Right requests, then the Company will allocate the available shares among the holders exercising the Oversubscription Right first, pro rata according to each holder's percentage ownership of Common Shares prior to the Rights Offering and second, pro rata according to the number of Common Shares subscribed for by each holder pursuant to the Oversubscription Right.
The Company will not issue fractional shares. Fractional shares resulting from the exercise of the Basic Subscription Right and the Oversubscription Right will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the closing of the Rights Offering.
Enclosed are copies of the following documents:
1.	Prospectus Supplement;
2.	Form of Beneficial Owner Election Form; and
3.	Instructions as to Use of Ekso Bionics Holdings, Inc. Rights Certificates.
THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES OR WARRANTS HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.
Accordingly, we request instructions from you as to whether you wish for us to elect to subscribe for any Common Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement and other materials. However, we urge you to read the Prospectus Supplement and other enclosed materials carefully before instructing us to exercise your Rights.
If you wish to have us, on your behalf, exercise the Rights for any Common Shares to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form enclosed with this letter.
Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Daylight Time, on the Expiration Date. You are encouraged to forward your instructions to us before the Expiration Date to allow us ample time to act upon your instructions. You may revoke your exercise of your Subscription Rights at any time before the Expiration Date of the Rights Offering, as may be extended, by following the procedures set forth in the section of the Prospectus Supplement entitled "The Rights Offering—Rights of Subscribers; Revocation." Any funds remitted to the Subscription Agent will be promptly returned to the holder upon proper revocation.
Additional copies of the enclosed materials may be obtained from VStock Transfer, LLC or Katalyst Securities LLC (the "Information Agents"). The telephone number of VStock Transfer, LLC is 212-828-8436 and of Katalyst Securities LLC is 212-400-6993. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agents.

2